Exhibit 10.2

Execution Version

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of June 16, 2021, by and between Sunnyside Bancorp., Inc., a Maryland corporation (“Sunnyside”), and the shareholder identified on the signature page hereto (the “Shareholder”).

WHEREAS, concurrently herewith, Rhodium BA Holdings LLC, a Delaware limited liability company (“Rhodium”), Rhodium BA Merger Sub, Inc., a Maryland corporation (“Merger Sub”), Mark Silber, Sunnyside and Sunnyside Federal Savings and Loan Association of Irvington, a federal savings and loan association and wholly owned subsidiary of Sunnyside (the “Bank”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into Sunnyside on the terms and conditions set forth therein, with Sunnyside surviving such merger (the “Merger”) and, in connection therewith, the shares of common stock, $0.01 par value per share, of Sunnyside (“Sunnyside Common Stock”) issued and outstanding immediately prior to the Effective Time, other than any shares to be cancelled pursuant to Section 2.01(b) of the Merger Agreement will, without any further action on the part of the holder thereof, be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of, and has the right to vote and dispose of, the number of shares of Sunnyside Common Stock set forth on the signature page of the Shareholder hereto (such Sunnyside Common Stock, together with any other capital stock of Sunnyside acquired by the Shareholder after the date hereof whether acquired directly or indirectly, upon the exercise of options or warrants, conversion of convertible securities or otherwise, and any other securities issued by Sunnyside that are entitled to vote on the approval of the Merger Agreement held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, receiving the Sunnyside Shareholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Rhodium to enter into the Merger Agreement and incur the obligations therein, Rhodium has required that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote, Restrictions on Voting and Dispositions, Revocation of Proxies.

(a) Agreement to Vote Sunnyside Common Stock. The Shareholder irrevocably and unconditionally hereby agrees that from the date hereof until the Expiration Time (as defined in Section 5 hereof), at any meeting (whether annual or special and each adjourned or postponed meeting) of Sunnyside’s shareholders, however called or in connection with any written consent of Sunnyside’s shareholders called to vote on the Merger Agreement, the Shareholder will (x) appear at such meeting or otherwise cause its Owned Shares (as defined below) to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted all of the Shares beneficially owned by the Shareholder as of the relevant time (the “Owned Shares”), (1) in favor of the approval of the Merger Agreement, (2) against any Acquisition Proposal, without regard to any recommendation to the shareholders of Sunnyside by the Board of Directors of Sunnyside concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or any other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (3) against any agreement, amendment of any agreement (including the Articles of Incorporation and Bylaws of Sunnyside or the Charter and Bylaws of the Bank), or any other action that is intended or would reasonably be expected to prevent, impede, or, in any material respect, interfere with, delay, postpone, or discourage the transactions contemplated by the Merger Agreement, or (4) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Sunnyside in the Merger Agreement. Notwithstanding the foregoing, the Owned Shares in this Section 1(a) shall not apply to Shares over which the Shareholder (i) does not have sole or shared voting power or (ii) has or shares voting power solely in a fiduciary capacity on behalf of any other person(s) if the Shareholder determines in good faith that such a vote would cause a breach of fiduciary duties to such person(s).

(b) Restrictions on Transfers. Except as otherwise consented to by Rhodium (which consent shall not be unreasonably withheld, delayed or conditioned), the Shareholder hereby agrees that, from the date hereof until the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, encumber, assign, tender, exchange, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares (collectively “Transfer”) other than in connection with bona fide estate planning purposes to his or her affiliates or immediate family members, provided that as a condition to such Transfer, such affiliate or immediate family member shall execute an agreement that is identical to this Agreement (except to reflect the change in the identity of the Shareholder) and provided, further that the assigning Shareholder shall remain jointly and severally liable for the breaches of any of his or her affiliates or immediate family members of the terms hereof. Any Transfer in violation of this provision shall be void. The Shareholder further agrees to authorize and request Sunnyside to notify Sunnyside’s transfer agent, if any, or registrar that there is a stop transfer order with respect to all of the Shares owned by the Shareholder and that this Agreement places limits on the voting of the Shareholder’s Shares.

(c) Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

(d) Acquired Shares. Any Shares or other voting securities of Sunnyside with respect to which beneficial ownership is acquired by the Shareholder or its affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of Sunnyside, if any, after the date hereof shall automatically become subject to the terms of this Agreement.

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(e) Inconsistent Agreements. The Shareholder hereby agrees that he or she shall not enter into any agreement, contract or understanding with any person prior to the termination of this Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shareholder’s Shares in any manner which is inconsistent with this Agreement.

Section 2. Non-Solicit.

Except as expressly permitted pursuant to the exceptions set forth in Sections 6.04(a) and 6.08 of the Merger Agreement, the Shareholder shall not, and shall use his or her reasonable best efforts to cause his or her affiliates and each of their respective officers, directors, employees and Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to an Acquisition Proposal, (ii) continue, engage or participate in any negotiations concerning an Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to any Person relating to an Acquisition Proposal, (iv) approve, recommend, agree to or accept any Acquisition Proposal, (v) solicit proxies or become a participant in a solicitation with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (vi) initiate a shareholders’ vote or action by consent of Sunnyside’s shareholders with respect to an Acquisition Proposal, (vii) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Sunnyside that takes any action in support of an Acquisition Proposal, or (viii) approve, endorse or recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal.

Section 3. Representations, Warranties and Covenants of the Shareholder.

(a) Representations and Warranties. The Shareholder represents and warrants to Sunnyside as follows:

(i) Capacity. The Shareholder is an individual and has all requisite capacity, power and authority to enter into and perform his or her obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii) Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

(iii) Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Sunnyside, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

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(iv) Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject. Except as contemplated by this Agreement, neither the Shareholder nor any of its affiliates (a) has entered into any voting agreement or voting trust with respect to any Shares or entered into any other contract relating to the voting of the Shares or (b) has appointed or granted a proxy or power of attorney with respect to any Shares, in either case, which is inconsistent with the Shareholder’s obligations pursuant to this Agreement.

(v) Ownership of Shares. Except for restrictions in favor of Sunnyside pursuant to this Agreement , and except for such transfer restrictions of general applicability as may be provided under the Securities Act, and the “blue sky” laws of the various States of the United States, the Shareholder owns, beneficially and of record, all of the Shareholder’s Shares, as applicable, free and clear of any proxy, voting restriction, adverse claim, pledge, security interest, voting trust or agreement, understanding or arrangement, or other encumbrance or lien and has sole or shared voting power and power of disposition with respect to the Shareholder’s Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder’s Owned Shares. As of the date hereof, the number of Owned Shares equals the number of Shares set forth on the Shareholder’s signature page hereto.

(vi) Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Shareholder of its obligations under this Agreement.

(vii) Reliance. The Shareholder understands and acknowledges that Sunnyside is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

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(b) Covenants. From the date hereof until the Expiration Time:

(i) the Shareholder agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, interfering with or adversely affecting the performance by the Shareholder of its obligations under this Agreement;

(ii) the Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Sunnyside of the number of any new shares of Sunnyside Common Stock acquired by the Shareholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof; and

(iii) the Shareholder hereby authorizes Rhodium, Merger Sub and Sunnyside to publish and disclose in any announcement or disclosure required by the SEC and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Owned Shares and the nature of the Shareholder’s obligations under this Agreement.

Section 4. Further Assurances. From time to time, at the request of Sunnyside and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 5. Termination. Other than with respect to this Section and Section 7, which shall survive any termination of this Agreement, this Agreement will terminate upon the earlier of (A) the Merger Agreement being approved by the requisite affirmative vote of the shareholders of Sunnyside or (B) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 6. Waiver of Rights. The Shareholder hereby waives and agrees not to exercise, unless otherwise requested by Sunnyside in writing, any right under this Agreement.

Section 7. Miscellaneous.

(a) Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b) Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(i)	If to Sunnyside, to:

Sunnyside Bancorp, Inc.
56 Main Street
Irvington, NY 10533
Attn: Timothy D. Sullivan, President and CEO
Email: tsullivan@sunnysidefederal.com

(ii)	with a copy (which shall not constitute notice) to:

Luse Gorman, PC
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
Attn: Kip A. Weissman
Email: kweissman@luselaw.com

(iii)	If to the Shareholder, to the address for the Shareholder set forth on the signature pages hereto.

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(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Sunnyside and the Shareholder.

(d) Successors and Assigns. No party may assign any of its, his or her rights or delegate any of its, his or her obligations under this Agreement without the prior written consent of the other parties, except Sunnyside may, without the consent of the Shareholder, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Sunnyside. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of Sunnyside Common Stock consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

(e) No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except for such rights as may inure to a successor or permitted assignee under Section 7(d).

(f) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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(i) Specific Performance; Remedies Cumulative. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his, her or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

(j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his, her or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his, her or its right to exercise any such or other right, power or remedy or to demand such compliance.

(k) Governing Law. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Maryland. The parties all expressly agree and acknowledge that the State of Maryland has a reasonable relationship to the parties and/or this Agreement.

(l) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m) Drafting and Representation. The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or his, her or its legal representative drafted the provision.

(n) Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(o) Capacity. This Agreement shall only apply to actions taken by the Shareholder in his or her capacity as a shareholder of Sunnyside and, if applicable, shall not in any way limit or affect actions the Shareholder or any of his or her Representatives may take in such Person’s capacity as a director, officer, or employee of Sunnyside, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or be construed to prohibit, limit or restrict the Shareholder from exercising the Shareholder’s fiduciary duties as a director or officer of Sunnyside.

(p) Counterparts. This Agreement may be executed by facsimile or PDF and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto. Facsimile or other electronically scanned and transmitted signatures shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

(q) Definitions. Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SUNNYSIDE BANCORP, INC.

By:
Name:	Timothy D. Sullivan
Title:	President and CEO

[Signature Page to Company Shareholder Support Agreement]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Name:
Address:

Shares of Sunnyside Common Stock:

[Signature Page to Company Shareholder Support Agreement]

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